Deloitte &
Touche                           ----------------    -----------------------
                                 One Capital Place   Telephone: 345-949-7500
                                 P.O. Box 1787 GT    Facsimile: 345-949-8238
                                 Grand Cayman
                                 Cayman Islands, B.W.I.


                                                               Exhibit 11(b)

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 22 to Registration Statement (No. 2-84751) of The 59 Wall Street Money Market Fund (a series of The 59 Wall Street Trust) of our report dated August 15, 1997 relating to U.S. Money Market Portfolio, incorporated by reference in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading "Financial Highlights" appearing in the Prospectus, which is also a part of such Registration Statement.


/s/DELOITTE & TOUCHE
Grand Cayman, Cayman Islands
October 28, 1997